                                   EXHIBIT 21

                   SUBSIDIARIES OF MERCER INTERNATIONAL INC.

                                                                                   SHAREHOLDING
                                                                                  AT END OF YEAR
                                                              JURISDICTION      ------------------
NAME OF SUBSIDIARY(1)                                       OF INCORPORATION    DIRECT    INDIRECT
---------------------                                       ----------------    ------    --------
Dresden Papier AG.........................................      Germany           --       100%
Spezialpapierfabrik Blankenstein GmbH.....................      Germany           --       100%

---------------

(1) All the subsidiaries are doing business under their own names.

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